Exhibit 99.1

News Release
Amkor Reports Second Quarter 2005 Results
CHANDLER, Ariz.— July 27, 2005 — Amkor Technology, Inc. (Nasdaq: AMKR) reported second quarter 2005 sales of $489 million, up 17% sequentially and down 1% from the second quarter of 2004. Amkor’s second quarter net loss was $52 million, or ($0.30) per share. For the second quarter of 2004, Amkor’s net income was $10 million, or $0.06 per share, and included after-tax gains of $16.5 million, or $0.09 per share, from the sale of an equity investment and the settlement of litigation with a software provider.
“I am pleased with our revenue growth this quarter, which reflects implementation of the strategic business initiatives we put in place last year, together with a modest recovery in overall industry conditions,” said James Kim, Amkor’s chairman and chief executive officer. “We expect to achieve continued business momentum from these initiatives, and we are deploying what we believe are the appropriate resources to support this planned growth. We are building a critical mass of revenue in our newer factories, which have thus far hampered our performance. For the second half of this year we are focused on improving our profitability by increasing revenue, enriching our product mix and driving greater operational efficiencies throughout the organization.”
“During the second quarter we executed on key programs, continued to ramp IBM-related business and leveraged our strong technology and operational capabilities in several areas, including 3D and chip-scale packaging, system-in-package, flip chip and test,” said John Boruch, Amkor’s president and chief operating officer.
“We expect to see continued growth in the second half as we support a seasonal build in consumer electronics and ramp newer turnkey programs involving a range of flip chip applications,” said Boruch. “We expect that supply will continue to tighten over the next several quarters, which should lead to firmer pricing and an opportunity to improve product and customer mix.”
“We shipped over 1.8 billion packages in Q2, an increase of 19% over Q1,” said Ken Joyce, Amkor’s chief financial officer. “Gross margin increased to 13.6%. Our second quarter profitability improvement was constrained by product mix and higher manufacturing costs, as well as lower pricing in our Japan factory.”
“Second quarter SG&A expenses rose approximately $6 million over Q1, and included higher-than-anticipated legal billings in connection with the ongoing mold compound litigation, exit costs in connection with vacating our West Chester, PA administrative offices, and a loss accrual for potential foreign business taxes,” said Joyce. “We expect legal expenses to moderate in the second half of the year.”

Amkor reports Q2 2005 Results
During the second quarter we recorded in “Other expense” a non-cash impairment of $2.3 million on our equity investment in DongbuAnam Semiconductor.
Second quarter capital additions totaled $115 million. “Our capital investments are focused on customer opportunities driven by our strength in advanced assembly and test technologies, our Unitive acquisition and IBM collaboration,” said Joyce. “We are currently budgeting third quarter capital additions of $90 million.”
During the second quarter we paid a total of $45 million in connection with previously announced settlement agreements pertaining to the mold compound litigation.
Selected operating data for the second quarter of 2005 is included in a separate section of this release before the financial tables.
Business Outlook
The third quarter is typically characterized by a seasonal build in consumer electronics. Our aggregate customer forecasts have increased, particularly for turnkey flip chip programs driven by our Unitive acquisition and IBM collaboration. On the basis of current forecasts, we have the following expectations for the third quarter of 2005:
•	Sequential revenue increase in the range of 8% to 10%.

•	Gross margin in the range of 15% to 16%.

•	Net loss in the range of 18 cents to 22 cents per diluted share.
We anticipate recognizing approximately $2 million per quarter in foreign tax expense during 2005. At June 30, 2005 our company had U.S. net operating loss carryforwards totaling $411 million expiring through 2025. Additionally, at June 30, 2005 we had $90 million of non-U.S. net operating loss carryforwards expiring through 2010.
Amkor will conduct a conference call on July 27, 2005 at 5:00 p.m. eastern time to discuss the results of the second quarter in more detail. The call can be accessed by dialing 303-262-2050 or by visiting the investor relations page of our website: www.amkor.com or Thompson CCBN’s website, www.companyboardroom.com. An archive of the webcast can be accessed through the same links and will be available until our next quarterly earnings conference call. An audio replay of the call will be available for 48 hours following the conference call by dialing 303-590-3000 passcode: 11033022.
Amkor is a leading provider of contract semiconductor assembly and test services. The company offers semiconductor companies and electronics OEMs a complete set of microelectronic design and manufacturing services. More information on Amkor is available from the company’s SEC filings and on Amkor’s website: www.amkor.com.
Forward Looking Statement Disclaimer
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

Amkor reports Q2 2005 Results
amended, including, without limitation, statements regarding the following: planned growth and continued business momentum; building a critical mass of revenue; achieving greater operating efficiencies; expectations of a seasonal build in consumer electronics; the ramp of turnkey programs involving flip chip applications; expectations of supply tightening, firmer pricing, improving product and customer mix, expanding margins and moderating legal expenses; Amkor’s financial performance, including expected revenue, gross margin, and net loss; budgeted capital expenditures; customer forecasts; anticipated foreign tax expense; and the forward-looking statements contained under Business Outlook. These forward-looking statements are subject to a number of risks and uncertainties that could affect future results and cause actual results and events to differ materially from historical and expected results, including, but not limited to, the following: the highly unpredictable nature of the semiconductor industry; volatility of consumer demand for products incorporating our semiconductor packages; fluctuations in operating results; weakness in the forecasts of Amkor’s customers; customer modification of and follow through with respect to forecasts provided to Amkor; deterioration of the U.S. or other economies; the highly unpredictable nature of litigation; our relationship with IBM; the satisfaction of conditions in the agreements entered into in connection with the IBM transaction; the incurrence of significant additional cost and expense necessary for an increase in Amkor’s capacity, and Amkor’s ability to finance capital expenditures and increase its capacity; worldwide economic effects of terrorist attacks and military conflict; competitive pricing and declines in average selling prices; timing and volume of orders relative to the production capacity; fluctuations in manufacturing yields; competition; the risk of adverse results of litigation against us; dependence on international operations and sales; dependence on raw material and equipment suppliers; exchange rate fluctuations; dependence on key personnel; difficulties in managing growth; enforcement of intellectual property rights; environmental regulations and technological challenges.
Further information on risk factors that could affect the outcome of the events set forth in these statements and that could affect the company’s operating results and financial condition is detailed in the company’s filings with the Securities and Exchange Commission, including the reports on Form 10-K/A for the year ended December 31, 2004 and Form 10-Q/A for the quarter ended March 31, 2005. Amkor undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this document.
Contact:
Jeffrey Luth
VP Corporate Communications
480-821-5000 ext. 5130
jluth@amkor.com

Amkor reports Q2 2005 Results
Selected operating data for the second quarter and six months of 2005

		2nd Quarter		Six Months
•	Capital additions	$115 million		$161 million
	Net change in related accounts payable	($57 million	)	($37 million	)

	Payments for property, plant & equipment	$58 million		$124 million

•	Depreciation and amortization	$61 million		$122 million
•	Free cash flow *	($69 million	)	($142 million	)

*	Reconciliation of free cash flow to the most directly comparable GAAP measure:

Net cash used in operating activities	($11 million	)	($18 million	)
Payments for property, plant & equipment	($58 million	)	($124 million	)

Free cash flow	($69 million	)	($142 million	)

We define free cash flow as net cash (used in) provided by operating activities less payments for property, plant and equipment. Free cash flow is not defined by generally accepted accounting principles. However, we believe free cash flow to be relevant and useful information to our investors in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt and our ability to fund capital expenditures. However, this measure should be considered in addition to, and not as a substitute, or superior to, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles, and our definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

•	Capacity utilization, calculated as quarterly revenue divided by revenue generating capacity (RGC) at quarter-end, was approximately 85%. We define RGC as 90% utilization of installed capacity (based on the limiting equipment set on each production line), using quarterly average selling price.

•	Assembly unit shipments were 1.8 billion, up 19% from Q1 2005.

•	Percentage of revenue (rounded to nearest whole percent):

Leadframe packages	40%
Laminate packages	46%
Other	4%
Test	9%
(tables to follow)

Amkor reports Q2 2005 Results
AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	June 30,
	2005	2004
Net sales	$489,335	$492,536
Cost of sales	422,837	397,761

Gross profit	66,498	94,775

Operating expenses:
Selling, general and administrative	66,865	55,916
Research and development	9,924	9,900

Total operating expenses	76,789	65,816

Operating income (loss)	(10,291)	28,959

Other expense (income):
Interest expense, net	41,395	36,360
Foreign currency loss (gain)	(1,773)	2,635
Other expense (income), net	2,063	(25,541)

Total other expense	41,685	13,454

Income (loss) before income taxes and minority interest	(51,976)	15,505
Minority interest	926	3

Income (loss) before income taxes	(51,050)	15,508
Provision for income taxes	1,353	5,528

Net income (loss)	$(52,403)	$9,980

Per Share Data:
Basic and diluted net income (loss) per common share	$(0.30)	$0.06

Shares used in computing basic net income (loss) per common share	176,371	175,304

Shares used in computing diluted net income (loss) per common share	176,371	175,872

Amkor reports Q2 2005 Results
AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Six Months Ended
	June 30,
	2005	2004
Net sales	$906,816	$957,182
Cost of sales	796,923	750,559

Gross profit	109,893	206,623

Operating expenses:
Selling, general and administrative	127,331	109,422
Research and development	18,824	18,877
Provision for legal settlement and contingencies	50,000	1,500

Total operating expenses	196,155	129,799

Operating income (loss)	(86,262)	76,824

Other expense (income):
Interest expense, net	81,908	69,650
Foreign currency loss	459	2,710
Other expense (income), net	2,241	(23,744)

Total other expense	84,608	48,616

Income (loss) before income taxes and minority interest	(170,870)	28,208
Minority interest	1,937	(355)

Income (loss) before income taxes	(168,933)	27,853
Provision for income taxes	2,540	6,963

Net income (loss)	$(171,473)	$20,890

Per Share Data:
Basic and diluted net income (loss) per common share	$(0.97)	$0.12

Shares used in computing basic net income (loss) per common share	176,045	174,961

Shares used in computing diluted net income (loss) per common share	176,045	178,028

Amkor reports Q2 2005 Results
AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$228,204	$372,284
Accounts receivable:
Trade, net of allowance of $5,164 in 2005 and $5,074 in 2004	294,918	265,547
Other	5,304	3,948
Inventories, net	116,719	111,616
Other current assets	30,276	32,591

Total current assets	675,421	785,986

Property, plant and equipment, net	1,427,915	1,380,396
Goodwill	655,940	656,052
Intangibles, net	42,863	47,302
Investments	11,101	13,762
Other assets	75,441	81,870

Total assets	$2,888,681	$2,965,368

Liabilities and Stockholders’ Equity
Current liabilities:
Bank overdraft	$—	$102
Short-term borrowings and current portion of long-term debt	281,639	52,147
Trade accounts payable	307,344	211,706
Accrued expenses	159,857	175,075

Total current liabilities	748,840	439,030

Long-term debt	1,810,377	2,040,813
Other non-current liabilities	125,462	109,317

Total liabilities	2,684,679	2,589,160

Minority interest	4,937	6,679

Stockholders’ equity:
Common stock	178	176
Additional paid-in capital	1,326,310	1,323,579
Accumulated deficit	(1,140,545)	(969,072)
Accumulated other comprehensive income	13,122	14,846

Total stockholders’ equity	199,065	369,529

Total liabilities and stockholders’ equity	$2,888,681	$2,965,368

Amkor reports Q2 2005 Results
AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Three Months Ended
	June 30,
	2005	2004
Cash flows from operating activities:
Net income (loss)	$(52,403)	$9,980
Depreciation and amortization	61,186	58,264
Other non-cash items	5,016	(20,364)
Changes in assets and liabilities excluding effects of acquisition	(25,070)	4,575

Net cash provided by (used in) operating activities	(11,271)	52,455

Cash flows from investing activities:
Payments for property, plant and equipment	(57,685)	(140,331)
Other investing activities	287	32,614

Net cash used in investing activities	(57,398)	(107,717)

Cash flows provided by financing activities	9,822	5,393

Effect of exchange rate fluctuations on cash and cash equivalents	291	(1,032)

Net decrease in cash and cash equivalents	(58,556)	(50,901)
Cash and cash equivalents, beginning of period	286,760	345,496

Cash and cash equivalents, end of period	$228,204	$294,595

Supplemental disclosures of cash flow information:
Cash paid (refunded) during the period for:
Interest	$42,787	$34,083
Income taxes	$(817)	$2,670

Amkor reports Q2 2005 Results
AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Six Months Ended
	June 30,
	2005	2004
Cash flows from operating activities:
Net income (loss)	$(171,473)	$20,890
Depreciation and amortization	122,044	110,661
Other non-cash items	6,398	(15,102)
Changes in assets and liabilities excluding effects of acquisitions	25,318	33,344

Net cash provided by (used in) operating activities	(17,713)	149,793

Cash flows from investing activities:
Payments for property, plant and equipment	(124,397)	(284,182)
Other investing activities	443	39,068

Net cash used in investing activities	(123,954)	(245,114)

Cash flows provided by (used in) financing activities	(1,994)	77,145

Effect of exchange rate fluctuations on cash and cash equivalents	(419)	(488)

Net decrease in cash and cash equivalents	(144,080)	(18,664)
Cash and cash equivalents, beginning of period	372,284	313,259

Cash and cash equivalents, end of period	$228,204	$294,595

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$82,957	$61,602
Income taxes	$1,916	$14,451